                                                               Exhibit 11.1


             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

PRIMARY EARNINGS PER SHARE

                                            Three months ended                         Six months ended
                                                 June 30,                                  June 30,
                                        1997                1996                  1997                 1996
                                        ------------------------                  -------------------------
Weighted Average Common and
  Common Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period          6,296,648      6,178,789                  6,287,408      6,217,739

Weighted Average Common Equivalent:
  Shares                                   608,700      1,003,639                    642,634        987,929
                                        ----------     ----------                 ----------     ----------
                                         6,905,348      7,182,428                  6,930,042      7,205,668
                                        ----------     ----------                 ----------     ----------
Net Income                              $  521,509     $  120,823                 $  909,756     $  804,008
                                        ==========     ==========                 ==========     ==========

Net Income Per Common Share               $   0.08       $   0.02                   $   0.13       $   0.11
                                          ========       ========                   ========       ========

FULLY DILUTED EARNINGS PER SHARE

                                            Three months ended                         Six months ended
                                                 June 30,                                  June 30,
                                        1997                1996                  1997                 1996
                                        ------------------------                  -------------------------
Weighted Average Common and
  Common Equivalent Shares:

Weighted Average Common Stock
  Outstanding During the Period          6,296,648      6,178,789                  6,287,408      6,217,739

Weighted Average Common Equivalent:
  Shares                                   744,199      1,002,849                    750,885        987,306
                                        ----------     ----------                 ----------     ----------
                                         7,040,847      7,181,638                  7,038,293      7,205,045
                                        ----------     ----------                 ----------     ----------
Net Income                              $  521,509     $  120,823                 $  909,756     $  804,008
                                        ==========     ==========                 ==========     ==========

Net Income Per Common Share               $   0.07       $   0.02                   $   0.13       $   0.11
                                          ========       ========                   ========       ========